UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2012 (May 8, 2012)

AUBURN NATIONAL BANCORPORATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26486	63-0885779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Gay Street, P.O. Drawer 3110, Auburn, Alabama 36831-3110

(Addresses of Principal Executive Offices, including Zip Code)

(334) 821-9200

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Annual Meeting”) of Auburn National Bancorporation, Inc. (the “Company”) was held on May 8, 2012. This meeting was held for the purpose of considering the election of 11 directors to the Board of Directors to serve one-year terms expiring at the Company’s 2013 Annual Meeting of Shareholders and until their successors have been elected and qualified. As to the election of 11 directors, E.L. Spencer, Jr., Emil F. Wright, Jr., C. Wayne Alderman, Terry Andrus, J. Tutt Barrett, Robert W. Dumas, J.E. Evans, William F. Ham, Jr., David E. Housel, Anne M. May, and Edward Lee Spencer III were all elected to the Board of Directors. The numbers of votes cast were as follows:

	XXXXXXXXX	XXXXXXXXX	XXXXXXXXX	XXXXXXXXX
Director		Votes For	Withheld	Broker Non-Votes
E.L. Spencer, Jr.		2,462,221	1,298	756,743
Emil F. Wright, Jr.		2,462,719	800	756,743
C. Wayne Alderman		2,446,998	16,521	756,743
Terry Andrus		2,447,798	15,721	756,743
J. Tutt Barrett		2,462,221	1,298	756,743
Robert W. Dumas		2,461,421	2,098	756,743
J.E. Evans		2,446,998	16,521	756,743
William F. Ham, Jr.		2,462,719	800	756,743
David E. Housel		2,457,319	6,200	756,743
Anne M. May		2,462,719	800	756,743
Edward Lee Spencer III		2,461,421	2,098	756,743

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUBURN NATIONAL BANCORPORATION, INC.

(Registrant)

/s/ E.L. Spencer, Jr.

E.L. Spencer, Jr.

Chairman, President and Chief Executive Officer

Date: May 11, 2012